UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2017

CONTENT CHECKED HOLDINGS, INC.
 (Exact name of registrant as specified in its charter)

Nevada	333-190656	99-0371233
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

28126 Peacock Ridge Drive, Suite 210, Rancho Palos Verdes, California 90275
 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (310) 541-4102

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Explanatory Note

This Current Report on Form 8-K/A (this “Amendment”) is being filed as an amendment to the Current Report on Form 8-K filed by Content Checked Holdings, Inc. (the “Company”) on July 31, 2017 (the “Original Form 8-K”).  The Original Form 8-K was filed with the Securities and Exchange Commission (“SEC”) to report that as a result of certain preliminary information obtained during an ongoing internal investigation being conducted by the board of directors of the Company (the “Board of Directors”), the unaudited interim financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2015 and the Company’s Quarterly Report on Form 10-Q for the quarterly period ending December 31, 2015, should no longer be relied upon.

The purpose of this Amendment is to disclose that as a result of further inquiry by the Board of Directors, the previously issued warning of non-reliance should now extend to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending June 30, 2015 and to the audited consolidated financial statements as of and for the fiscal years ended March 31, 2015 and 2014 included in the Company’s Form 8-K/A filed with the SEC on May 22, 2015.

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

As previously reported in the Company’s Form 8-K filed by the Company on July 31, 2017, on July 29, 2017 the Board of Directors concluded that, as a result of certain preliminary information obtained in connection with an ongoing internal investigation, (i) the unaudited interim financial statements included in the Company’s Quarterly Report on Form 10-Q for the three-and six months ending September 30, 2015, filed on November 17, 2015 and (ii) the unaudited interim financial statements included in the Company’s Quarterly Report on Form 10-Q for the three-and nine months ending December 31, 2015, filed on February 22, 2016, should no longer be relied upon.  On the same date, the Board of Directors also determined that investors, analysts and other interested persons should not rely upon any management’s reports or CEO and CFO certifications regarding the effectiveness of the Company’s internal controls over financial reporting filed with the Company’s Annual Report on Form 10-K for the fiscal year ended March  31, 2015, the Company’s Quarterly Report on Form 10-Q for the three months ending June 30, 2015, the Company’s Quarterly Report on Form 10-Q for the six months ending September 30, 2015 and the Company’s Quarterly Report on Form 10-Q for the nine months ending December 31, 2015.

As a result of further internal investigations, the Board of Directors has determined that in addition to the financial statements referenced in the preceding paragraph, the unaudited interim financial statements included in the Company’s Quarterly Report on Form 10-Q for the three months ending June 30, 2016 should no longer be relied upon, and investors, analysts and other interested persons should not rely upon any management report or CEO and CFO certifications regarding the effectiveness of the Company’s internal controls over financial reporting filed with the Company’s Form 10-Q for the three months ending June 30, 2016.

 In addition to the foregoing, and as a result of the Company’s further investigations, on December 12, 2017, the Board of Directors, after discussion with RBSM LLP, the Company’s independent registered public accounting firm, determined that the audited consolidated financial statements as of and for the fiscal year ended March 31, 2015 and 2014 included in the Company’s Form 8-K/A filed with the SEC on May 22, 2015 should no longer be relied upon.

The Board of Director’s determinations discussed herein were as a result of the Company’s findings in an internal investigation that was commenced by the Company after the Company discovered that its former Chairman of the Board, CEO and President, Kristian Finstad, misappropriated approximately $4.9 million from the Company throughout the 2015 calendar year.  The Company’s findings indicate that the misappropriated funds were reflected as cash balances in the Company’s financial statements even after Mr. Finstad had taken these funds out of the Company’s bank accounts with the intent to deprive the Company of the funds permanently.  As such, the misappropriated funds should not have been recorded as cash in the Company’s audited consolidated financial statements as of and for the fiscal years ended March 31, 2015 and 2014, and the unaudited interim financial statements for the three-month period ending June 30, 2015, the six-month period ending September 30, 2015 and the nine-month period ending December 31, 2015 (the “Affected Periods”).  The Company has concluded that the financial information for the Affected Periods contain material errors related to the misappropriation of Company cash by Mr. Finstad.

The Company intends to present restated financial information for the Affected Periods in the Company’s Form 10-K for the fiscal year ended March 31, 2016 (the “2016 Form 10-K”), and Form 10-Q/As for the quarterly periods ended June 30, 2015, September 30, 2015 and December 31, 2015 (the Form 10-Q/As are hereinafter collectively referred to as the “Amended Forms”). The Company intends to file the 2016 Form 10-K and the Amended Forms as soon as practicable following this filing.

The Company’s executive management has discussed the matters described herein with the Company’s independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTENT CHECKED HOLDINGS, INC.

	By:	/s/ John W. Martin
John W. Martin
Date: December 15, 2017		President, Principal Financial Officer,
Secretary and General Counsel